UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2008

CAPMARK FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

411 Borel Avenue, Suite 320
San Mateo, California		94402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 572-6600

Not applicable.
(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 17, 2008, Capmark Financial Group Inc. (the “Company”) drew down and received an aggregate amount of $425 million under its $5.5 billion Credit Agreement, dated March 23, 2006, among the Company, certain subsidiaries of the Company, the financial institutions and other institutional lenders party thereto, and Citibank, N.A., as administrative agent for the lenders (the “Credit Agreement”), as amended.  The Company provided notices of its $425 million aggregate borrowing under the $2.75 billion revolving credit portion of the Credit Agreement (“Revolving Credit Facility”) in letters to the agent dated October 14, 2008.  As of October 17, 2008, the remaining capacity under the Company’s revolving credit facility is $33 million.  The Credit Agreement expires on March 23, 2011.

The Company took this proactive step to increase its cash position during the continued disruptions in the markets and plans to use the funds for general corporate purposes, including repayment of debt.  Initially, the Company expects to use $300 million of the borrowings under the Revolving Credit Facility to prepay a portion of the Company’s Bridge Loan Agreement, dated March 23, 2006, among the Company, the financial institutions and other institutional lenders party thereto and Citicorp North America, Inc., as administrative agent for the Bridge Lenders, which comes due in March 2009.  As of the close of business on October 17, 2008, the Company’s readily available cash (excluding restricted cash and cash held by Capmark Bank) and borrowing capacity under the Revolving Credit Facility is approximately $2.1 billion.  This amount exceeded the Company’s readily available cash (excluding restricted cash and cash held by Capmark Bank) and borrowing capacity under the Revolving Credit Facility at June 30, 2008 which was $1.9 billion.

The Credit Agreement is described in the Company’s Registration Statement on Form S-1/A filed on July 10, 2008, which description is incorporated by reference herein.  Such description is qualified by reference to the full text of the Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-4 filed on September 20, 2007; Amendment No. 1 to the Credit Agreement, which was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-4 filed on September 20, 2007; and Amendment No. 2 to the Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 3, 2008.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1

The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” of the Company’s Registration Statement (incorporated by reference to the Company’s Registration Statement on Form S-1/A filed on July 10, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capmark Financial Group Inc.

/s/ Thomas L. Fairfield
Date: October 17, 2008	Name:	Thomas L. Fairfield
	Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1

The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” of the Company’s Registration Statement (incorporated by reference to the Company’s Registration Statement on Form S-1/A filed on July 10, 2008).